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                                                                    EXHIBIT 99.1

                                   [i2 LOGO]

PRESS RELEASE


i2 ACQUIRES IBM E-BUSINESS SOLUTIONS FOR RETAIL INDUSTRY

i2 Expands Planning and Replenishment Product Offerings to Include Pre-Season Forecasting Tools

DALLAS, TEXAS - April 4, 2000 - i2 Technologies, Inc. (Nasdaq: ITWO), the leading global provider of intelligent eBusiness solutions, announced today that it has completed the acquisition of IBM's software for planning, retail merchandising and replenishment, including INFOREM(R) and Makoro for Merchandise Planning(R). Today's announcement is a strategic step in advancing the i2, IBM and Ariba alliance, which intends to deliver the industry's first end-to-end solution for business-to-business (B2B) e-commerce and collaboration. With the acquisition of IBM's software assets, i2 will add over 140 consumer goods and retail customers to its existing customer base, provide support to those customers, and enhance its current retail offering.

Retailers need to deliver both predictable and sustainable improvements in performance to succeed in today's dynamic and competitive market. Integrating INFOREM and Makoro for Merchandising Planning with i2's TradeMatrix(TM) e-marketplace solutions will provide the needed capability for retailers to develop pre-season strategic plans for all sales channels, including detailed inventory mix plans. The execution of these plans can be monitored during each retail season to assist with trend analysis and improve consumer responsiveness.

The solutions being acquired from IBM will provide retailers with a better understanding of key performance indicators through statistical forecasting. Retailers can share this critical trading information with all necessary internal departments and communicate the key data to designated suppliers. The IBM software developers currently responsible for product development will become i2 employees and will continue to build and integrate the solutions.

"We believe that bringing Makoro and INFOREM together with i2's integrated TradeMatrix solutions for planning, replenishment and collaboration offers enhanced opportunities to provide value to our customers above those offered by Makoro or INFOREM as point solutions," said Bill Paulk, general manager, IBM. "The sale of these assets aligns with IBM's solutions organization strategy to partner with key e-business market makers."

"The integration of IBM's retail solutions with i2's TradeMatrix e-marketplace platform will create real value in the B2B market," said Wim De Waele, vice president, i2's Consumer Goods and Retail business unit. "This acquisition moves our market-leading solutions for merchandise planning and replenishment from point solutions to a more integrated framework for a complete retail e-business solution. The i2 solution is available as RHYTHM Makoro Merchandise Planner(TM)."

ABOUT i2:

i2 is the leading global provider of intelligent eBusiness solutions. Founded in 1988, i2's vision is to add $50 billion of value for its customers by the year 2005. i2 is headquartered in Dallas, TX, has approximately 3,200 employees and maintains offices worldwide. For additional information, visit i2 on the Web at www.i2.com.

TradeMatrix is a comprehensive electronic business solution that enables companies to deploy business-to-business and business-to-consumer portals. TradeMatrix offers the broadest spectrum of solutions and hosted services available including procurement, commerce, fulfillment, customer care, retail, planning and product development enabling customers, partners, suppliers and service providers to conduct business in real-time. TradeMatrix services and marketplaces are powered by i2's advanced optimization and execution capabilities for improved decision-making.

i2, RHYTHM, the i2 logo design, INFOREM, Makoro and Makoro Merchandise Planner are registered trademarks of i2 Technologies, Inc. TradeMatrix is a trademark of i2 Technologies, Inc.


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                                   [i2 LOGO]

PRESS RELEASE


ABOUT IBM:

IBM is a global leader in the development and implementation of e-business solutions in strategic areas such as supply chain management, enterprise resource planning, customer relationship management, business intelligence, product design management, and e-commerce. For more information on supply chain management, please visit www.ibm.com/e-business/supplychain.

CAUTIONARY LANGUAGE:

This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding the expected delivery and benefits of use of i2's products. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion factors, which could impact i2's financial results, please refer to the Company's recent filings with the SEC, particularly the Form 10-K filed March 22, 2000.



CONTACT:
Susan LaDow                              Glenn Hintze
i2 Technologies                          IBM
469-357-3027                             914-642-5449
susan_ladow@i2.com                       ghintze@us.ibm.com



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